Skystar to Present at the Brean Murray Carret & Co.
2009 China Growth Conference

XI'AN, CHINA — November 11, 2009 — Skystar Bio-Pharmaceutical Company (Nasdaq: SKBI) ("Skystar" or the “Company”), a China-based producer and distributor of veterinary medicines, vaccines, micro-organisms and feed additives, today announced that Director Scott Cramer and Chief Financial Officer Bennet Tchaikovsky will present at the Brean Murray Carret & Co. 2009 China Growth Conference on Thursday, November 19, 2009 at 5:00 p.m. Eastern time. The conference is being held at the Millennium Broadway Hotel in New York.

To request a one-on-one meeting or to be added to Skystar’s email list, please contact Brandi Floberg at skystar@tpg-ir.com or call 212-481-2050.

About Skystar Bio-Pharmaceutical Company

Skystar is a China-based developer and distributor of veterinary healthcare and medical care products. Skystar has four product lines (veterinary medicines, micro-organisms, vaccines and feed additives) and over 170 products, with over 40 additional products in the developmental stage. Skystar has formed strategic sales distribution networks covering 29 provinces throughout China. For additional information, please visit http://www.skystarbio-pharmaceutical.com.

Contacts

The Piacente Group, Inc. (Investor Relations Counsel)
 Brandi Floberg
 (212) 481-2050
 skystar@tpg-ir.com

Skystar Bio-Pharmaceutical Company
Scott Cramer
Director - U.S. Representative
(407) 645-4433
scramer@skystarbio-pharmaceutical.com

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